TREVOR  McCONNELL
     Suite 420-6450 Roberts Street
     Barnaby,  British  Columbia,  Canada  V5G  4E1


Narragansett  I,  L.P.
Narragansett  Offshore  Ltd.
SDS  Merchant  Fund,  L.P.
Pequot  Scout  Fund,  L.P.


Re:     Management  Lock-up  and  Tag  Along  Rights  Agreement
        -------------------------------------------------------

Dear  Sirs/Madams:

     The  undersigned, being a holder of  0 shares of the common stock par value
                                         --
$0.001 per share (the "Merlin Common Stock") of Merlin Software Technologies International, Inc., a Nevada corporation ("Merlin"), understands that Merlin proposes to enter into a Note and Warrant Purchase Agreement (the "Purchase Agreement") with Narragansett I, L.P., Narragansett Offshore Ltd. , Pequot Scout Fund, L.P. and SDS Merchant Fund, L.P. (collectively, the "Purchasers"), pursuant to which Merlin will sell to the Purchasers an aggregate of $2,100,000 principal amount of Series A Senior Secured Convertible Notes due August 18, 2003 (the "Notes") and Series A 10% Common Stock Purchase Warrants (the "Warrants") to purchase an aggregate of 1,520,000 shares of Merlin Common Stock (the "Transaction"). The undersigned also understands that the Purchasers are willing to proceed with this Transaction only if the undersigned, the executive officers and directors of Merlin and certain 5% or greater shareholders of Merlin Common Stock agree to enter into this Lock-up and Tag Along Rights Agreement and certain other documents as may be reasonably requested by the Purchasers. Capitalized terms used, but not defined, herein shall have the respective meanings ascribed to them in the Purchase Agreement and the Related Documents.

     I  hereby  warrant  and  represent  as  follows:

(i) I am familiar with the terms of the Transaction, and I have had the opportunity to discuss in detail the terms of the Transaction with the directors and officers of Merlin;

(ii) I am the sole beneficial owner of the shares of Merlin Common Stock registered in my name, and no other person has any lien or other interest of any nature in such shares; without limiting the foregoing, I do not hold such shares in any representative or fiduciary capacity; and

(iii) I have the full authority and capacity to enter into and carry out all the terms of this Lock-up and Tag Along Rights Agreement, and I am not subject to or bound by any agreement or instrument, or the order of any court or other governmental authority which in any way restricts my authority or capacity to enter into and carry out all the terms of this Lock-up and Tag Along Rights Agreement.

     In consideration of the consummation of the Transaction, I irrevocably agree that I will not, directly or indirectly,

(1) offer for sale, sell, pledge, assign, hypothecate or otherwise create any interest in or dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in any of the foregoing) any shares of Merlin Common Stock (including, without limitation, shares of Merlin Common Stock that I "beneficially own" as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, including the rules and regulations of the Securities and Exchange Commission thereunder, and shares of Merlin Common Stock that may be issued upon exercise of any option (excluding common stock issued upon the exercise of stock incentive options currently held by the undersigned, if the exercise price thereof is paid in cash) or warrant, or upon the occurrence of any future contingency) or securities convertible into or exchangeable for Merlin Common Stock which may be issued or transferred to me or for my benefit under the terms of the Transaction during the Lock-up Period (as defined below), or

(2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Merlin Common Stock, including, but not limited to, short sales, puts, calls or other hedging transactions, including private hedging transactions, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Merlin Common Stock or other securities, in cash or otherwise, during the Lock-up Period.

     As used herein, the "Lock-up Period" with respect to the Merlin Common Stock shall mean the period commencing on the date of the closing of the First Tranche of the Transaction ("the First Tranche Closing Date") and ending two years after the First Tranche Closing Date. Notwithstanding anything to the contrary contained herein, I understand that I will be allowed to resell my shares of Merlin Common Stock during the Lock-up Period in accordance with the following restrictions:

     1. For so long as the market price of the Common Stock is above $5.00 per share, I will be able to resell my shares of Common Stock to the extent permitted by Rule 144 ("Rule 144"), of the Securities Act of 1933, as amended.

     2. For so long as the market price of the Common Stock is above $2.50 per share and below $5.00 per share and the principal amount of Notes outstanding is greater than $250,000, I will be able to resell up to 50,000 shares of Common Stock to the extent permitted by Rule 144, and if the principal amount of Notes outstanding is less than $250,000, I will be able to resell all of my shares of Common Stock permitted by Rule 144.

     3. For so long as the market price of the Common Stock is below $2.50 per share and the principal amount of Notes outstanding is less than $250,000, I will be able to resell all of my shares of Common Stock to the extent permitted by Rule 144.



     I understand that the Purchasers will proceed with the Transaction in reliance on this Lock-Up and Tag Along Rights Agreement, and that any shares of Merlin Common Stock currently held by me will contain a restrictive legend stating that the transfer of such shares is restricted.

     TAG ALONG RIGHT. If the undersigned (the "Electing Shareholder") elects to sell any Merlin Common Stock to a third party other than an at market sale through a broker assisted transaction on a stock exchange or an over-the-counter market, the Purchasers shall thereafter be deemed to have been offered the opportunity to sell their shares of Merlin Common Stock to the proposed purchaser on the same terms as the Electing Shareholder. The Electing Shareholder shall be estopped from transferring its Merlin Common Stock until all tag-along rights of their shares of Merlin Common Stock granted herein have expired or have been released and relieved by the Purchasers. The tag-along rights granted herein shall expire upon the earlier of (i) the Maturity of the Notes, (ii) the Conversion of all of the outstanding Notes by the Purchasers or
(iii) the Company's exercise of its Mandatory Conversion Right for all of the outstanding Notes. On or before the date which is sixty (60) days after the Purchasers receive actual written notice from the Electing Shareholder of the terms of the proposed transaction (the "Notice"), the Purchasers may, at their sole option, send a notice (the "Election Notice") to the Electing Shareholder electing to sell all or some of their shares of Merlin Common Stock in accordance with the terms specified in the Notice. The Electing Shareholder shall not sell any shares of Merlin Common Stock pursuant to this paragraph, unless the proposed purchaser also acquires all shares of Merlin Common Stock which the Purchasers have elected to sell pursuant to an Election Notice on terms and conditions at least as favorable as those set out in the Notice.

     Notwithstanding the foregoing, I may transfer any shares of Merlin Common Stock or any securities convertible into or exchangeable or exercisable for or deriving from shares of Merlin Common Stock during my lifetime or, upon my death by will or intestacy, to my immediate family or trusts or other entities of which my immediate family are the only beneficiaries; provided, however, that
(i) prior to any transfer each transferee shall execute a copy of this agreement and become bound thereby, and (ii) no such transfer, singly or in the aggregate with other transfers, shall require the registration of the shares so transferred. For the purposes of this paragraph, "immediate family" shall mean my spouse, lineal descendants, parents and siblings.

     I agree that I will execute any additional documents reasonably necessary or related to the enforcement of this Lock-up and Tag Along Rights Agreement.
My obligations under this Lock-up and Tag Along Rights Agreement shall be binding upon my heirs, personal representatives, successors and assigns.

Dated:     August  17,  2000                         Very  truly  yours,
           -----------------

                                                    /s/  Trevor  McConnell


PROVINCE  OF  BRITISH  COLUMBIA     )
                                    )  ss.:
CANADA                              )


On the 17th day of August, in the year 2000 before me, the undersigned, a notary public in and for said province, personally appeared Trevor McConnell, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that such individual(s) executed the same in his/her/their capacity(ies) and that by such signature(s) on the instrument, the individual(s), or the persons upon behalf of which the individual(s) acted, executed the instrument.



/s/  Herbert  I.  Ono
---------------------
Notary  Public

Herbert  I.  Ono
Barrister  &  Solicitor
     800  -  885  West  Georgia  Street
Vancouver,  B.C.  V6C  3H1
Telephone:  (604)  687-5700